Exhibit 99.1

Hudson Highland Group to Change Timing of Previously Disclosed Charges in 2006 Form 10-K

Adjustments Recorded in Q2 2006 Will Be Restated to Prior Periods

NEW YORK, NY, Mar 02, 2007 (MARKET WIRE via COMTEX News Network) — Hudson Highland Group, Inc. (NASDAQ: HHGP) today announced that, as a result of a review by the SEC, it will restate its 2006 and 2005 results, reflecting the shift of (1) a charge of $643,000 previously included in 2006 results to the applicable periods in 2005, and (2) a charge of $923,000 previously included in 2006 results related to indeterminate periods to the opening retained earnings balance of 2006 in accordance with the SEC’s Staff Accounting Bulletin No. 108.

These adjustments were previously reported in the company’s second quarter 2006 financial results and reduced reported income for 2006. As a result of these changes in second quarter results, the company’s previously reported income for 2006 will increase by approximately $1.6 million. The company will include these restatements in its 2006 Form 10-K, which it expects to file on or before March 16, 2007.

The following table summarizes the impact of the restatement on the company’s financial statements. (dollars in millions)

	Q2 2006	FY 2006	Q3 2005	Q4 2005	FY 2005
Reported revenue	$350.5	$1,371.9	$341.3	$337.4	$1,365.4
Adjustment	1.6	1.6	(0.2)	(0.5)	(0.6)

Restated revenue	$352.1	$1,373.5	$341.1	$336.9	$1,364.8

Reported gross margin	$127.0	$493.0	$120.7	$116.5	$477.2
Adjustment	1.6	1.6	(0.2)	(0.5)	(0.6)

Restated gross margin	$128.6	$494.6	$120.5	$116.0	$476.6

Reported operating income	$2.9	$4.9	$2.2	$0.1	$3.8
Adjustment	1.6	1.6	(0.2)	(0.5)	(0.6)

Restated operating income (loss)	$4.5	$6.5	$2.0	$(0.4)	$3.2

Reported income (loss) from continuing operations	$(0.3)	$(0.1)	$0.0	$(0.1)	$(3.9)
Adjustment	1.6	1.6	(0.2)	(0.5)	(0.6)

Restated income (loss) from continuing operations	$1.3	$1.5	$(0.2)	$(0.6)	$(4.5)

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; risks and financial impact associated with disposition of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; risks associated with the remediation work being performed on the company’s PeopleSoft system; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

David F. Kirby

Hudson Highland Group

212-351-7216

SOURCE: Hudson Highland Group, Inc.